Exhibit 4(a)

August 4, 2021

Company Order and Officers’ Certificate
2.75% Senior Notes, Series N, due 2051

The Bank of New York Mellon Trust Company, N.A., as Trustee
2 North LaSalle Street
Chicago, Illinois 60602

Ladies and Gentlemen:

Pursuant to Article Two of the Indenture, dated as of November 1, 2016 (as it may be amended or supplemented, the “Indenture”), from AEP Transmission Company, LLC (the “Company”) to The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), and the Board Resolutions dated March 23, 2018, a copy of which certified by the Secretary or an Assistant Secretary of the Company is being delivered herewith under Section 2.01 of the Indenture, and unless otherwise provided in a subsequent Company Order pursuant to Section 2.04 of the Indenture,

1.    The Company’s 2.75% Senior Notes, Series N, due 2051 (the “Notes”) are hereby established. The Notes shall be in substantially the form attached hereto as Exhibit 1.

2.    The terms and characteristics of the Notes shall be as follows (the numbered clauses set forth below corresponding to the numbered subsections of Section 2.01 of the Indenture, with terms used and not defined herein having the meanings specified in the Indenture):

(i)    The aggregate principal amount of Notes which may be authenticated and delivered under the Indenture shall be limited to $450,000,000, except as contemplated in Section 2.01(i) of the Indenture and except that such principal amount may be increased from time to time; all the Notes need not be issued at the same time and the series may be reopened at any time, without the consent of any securityholder, for issuance of additional Notes, which Notes will have the same interest rate, maturity and other terms as those initially issued (other than the date of issuance, the issue price and, in some circumstances, the initial interest accrual date and the initial interest payment date);

(ii)    The date on which the principal of the Notes shall be payable shall be August 15, 2051;

(iii)    Interest shall accrue from the date of authentication of the Notes; the Interest Payment Dates on which such interest will be payable shall be February 15 and August 15, and the Regular Record Date for the determination of holders to whom interest is payable on any such Interest Payment Date shall be the February 1 or August 1, respectively; provided that the first Interest Payment Date shall be February 15, 2022 and interest payable on the Stated Maturity Date or any Redemption Date shall be paid to the Person to whom principal shall be paid;

(iv)    The interest rate at which the Notes shall bear interest shall be 2.75% per annum;

(v)    The Notes may be redeemed by the Company at its option, in whole at any time or in part from time to time, upon not less than thirty but not more than sixty days’ prior notice (either by mail or in compliance with the applicable procedures of DTC). At any time prior to February 15, 2051 (six months prior to the maturity date (the “Par Call Date”)), the Company may redeem the Notes either as a whole or in part at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed that would be due if such Notes matured on the Par Call Date (excluding the portion of any such interest accrued to but excluding the date of redemption), discounted (for purposes of determining present value) to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 15 basis points, plus, in each case, accrued and unpaid interest thereon to but excluding the date of redemption.

At any time on or after the Par Call Date the Company may redeem the Notes in whole or in part at 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to but excluding the date of redemption.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“remaining life”) of the Notes (assuming, for this purpose, that the Notes being redeemed matured on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining life of the Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Company obtains fewer than four of such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company and notified by the Company to the Trustee.

“Reference Treasury Dealer” means a primary U.S. Government securities dealer or dealers selected by the Company and notified by the Company to the Trustee.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company and notified to the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company and the Trustee by such Reference Treasury Dealer at or before 3:30 p.m., New York City time, on the third Business Day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury
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Issue, calculated by the Independent Investment Banker using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

(vi) (a)    the Notes shall be issued in the form of a Global Note; (b) the Depositary for such Global Note shall be The Depository Trust Company; and (c) the procedures with respect to transfer and exchange of Global Notes shall be as set forth in the form of Note attached hereto;

(vii)    the title of the Notes shall be “2.75% Senior Notes, Series N, due 2051”;

(viii)    the form of the Notes shall be as set forth in Paragraph 1, above;

(ix)    not applicable;

(x)    the Notes may be subject to a Periodic Offering;

(xi)    not applicable;

(xii)    not applicable;

(xiii)    not applicable;

(xiv)    the Notes shall be issuable in denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

(xv)    not applicable;

(xvi)    the Notes shall not be issued as Discount Securities;

(xvii)    not applicable;

(xviii)    not applicable; and

(xix)    Covenants:

Consolidated Priority Debt:

The Company covenants that so long as any of the Notes are outstanding that it will not permit Consolidated Priority Debt to exceed 10% of Consolidated Tangible Net Assets for a period in excess of five consecutive Business Days.

Limitations on Liens:

The Company covenants that for so long as any of the Notes are outstanding that it will not create or suffer to exist or permit any of its subsidiaries to create or suffer to exist any Secured Debt, unless, at the same time, the Notes that are outstanding are also secured by such Lien on an equal and ratable basis; provided, however, the foregoing does not limit:

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(a)Permitted Liens; and

(b)Any other Lien not covered in clause (a) as long as immediately after the creation of such Lien the aggregate principal amount of Secured Debt does not exceed 10% of Consolidated Tangible Net Assets.

Covenants Definitions:

“Consolidated Priority Debt” means all Priority Debt of the Company and its subsidiaries determined on a consolidated basis eliminating inter-company items.

“Consolidated Tangible Net Assets” means the total of all assets (including revaluations thereof as a result of commercial appraisals, price level restatement or otherwise) appearing on the most recent quarterly or annual, as applicable, consolidated balance sheet of the Company and its consolidated subsidiaries, net of applicable reserves and deductions, but excluding goodwill, trade names, trademarks, patents, unamortized debt discount and all other like intangible assets (which term shall not be construed to include such revaluations), less the aggregate of the consolidated current liabilities of the Company and its consolidated subsidiaries appearing on such balance sheet.

“Debt” means any indebtedness for borrowed money.

“Lien or Liens” means any mortgage, pledge, security interest, or other lien on any utility properties or tangible assets, including, without limitation, the capital stock or comparable equity interest of its subsidiaries, owned on the date hereof or hereafter acquired by the Company or its subsidiaries.

“Permitted Liens” means:

•Liens on property existing at the time of acquisition or construction of such property (or created within one year after completion of such acquisition or construction), whether by purchase, merger, construction or otherwise, or to secure the payment of all or any part of the purchase price or construction cost thereof, including the extension of any Liens to repairs, renewals, replacements, substitutions, betterments, additions, extensions and improvements then or thereafter made on the property subject thereto;

•any extensions, renewals or replacements (or successive extensions, renewals or replacements), in whole or in part, of Liens permitted by the foregoing clauses;

•the pledge of any bonds or other securities at any time issued under any of the Secured Debt permitted by the above clauses; and

•the creation or existence of leases (operating or capital) made, or existing on property acquired, in the ordinary course of business.

“Priority Debt” means, without duplication, any Debt of the Company’s subsidiaries; provided that there shall be excluded from any calculation of Priority Debt, (i) the Debt of any subsidiary owing to the Company or a subsidiary of the Company, and (ii) the Debt of any entity which becomes a subsidiary after the issuance of the Notes and any extension, renewal or refunding thereof, provided that such Debt was not incurred in contemplation of such entity becoming a subsidiary.

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“Secured Debt” means any Debt of the Company or any of its subsidiaries secured by a Lien (other than a Permitted Lien).

(xx)    Certain Tax Information.

In order to comply with applicable tax laws (inclusive of rules, regulations and interpretations promulgated by competent authorities) related to the Indenture, this Company Order and Officers’ Certificate and the Notes in effect from time to time (“Applicable Law”) that a foreign financial institution, issuer, trustee, paying agent or other party is or has agreed to be subject to, the Company agrees (i) to provide to the Trustee and any paying agent sufficient information about the parties and/or transactions (including any modification to the terms of such transactions) so the Trustee and any paying agent can determine whether it has tax related obligations under Applicable Law and (ii) that the Trustee and any paying agent shall be entitled to make any withholding or deduction from payments to the extent necessary to comply with Applicable Law for which neither the Trustee nor any paying agent shall have any liability.

3.    You are hereby requested to authenticate $450,000,000 aggregate principal amount of 2.75% Senior Notes, Series N, due 2051, executed by the Company and delivered to you concurrently with this Company Order and Officers’ Certificate, in the manner provided by the Indenture.

4.    You are hereby requested to hold the Notes as custodian for DTC in accordance with the Blanket Issuer Letter of Representations dated November 14, 2016, from the Company to DTC.

5.    Concurrently with this Company Order and Officers’ Certificate, an Opinion of Counsel under Sections 2.04 and 13.06 of the Indenture is being delivered to you.

6.    The undersigned Renee V. Hawkins and William E. Johnson, the Assistant Treasurer and Assistant Secretary, respectively, of the Company do hereby certify that:

(i)The form and terms of the Notes have been established in conformity with the provisions of the Indenture;

(ii)We have read the relevant portions of the Indenture, including without limitation the conditions precedent provided for therein relating to the action proposed to be taken by the Trustee as requested in this Company Order and Officers’ Certificate, and the definitions in the Indenture relating thereto;

(iii)    We have read the Board Resolutions of the Company and the Opinion of Counsel referred to above;

(iv)    We have conferred with other officers of the Company, have examined such records of the Company and have made such other investigation as we deemed relevant for purposes of this certificate;

(v)    In our opinion, we have made such examination or investigation as is necessary to enable us to express an informed opinion as to whether or not such conditions have been complied with; and
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(vi)    On the basis of the foregoing, we are of the opinion that all conditions precedent provided for in the Indenture relating to the action proposed to be taken by the Trustee (including the authentication and delivery of the Notes) as requested herein have been complied with.

As used herein, in the Indenture and in the Note, the words “execution,” “authentication,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Officers' Certificate or any document to be signed in connection with this Officers' Certificate shall be deemed to include manual, facsimile, or electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by manual, facsimile or electronic means. At least one officer shall execute the Notes on behalf of the Issuer and the Trustee shall authenticate the Notes in each instance by manual, electronic or facsimile signature.
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Kindly acknowledge receipt of this Company Order and Officers’ Certificate, including the documents listed herein, and confirm the arrangements set forth herein by signing and returning the copy of this document attached hereto.

Very truly yours,

AEP TRANSMISSION COMPANY, LLC

By:	/s/ Renee V. Hawkins
Renee V. Hawkins
Treasurer

And:	/s/ William E. Johnson
William E. Johnson
Assistant Secretary

Acknowledged by Trustee:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Manjari Purkayastha
Authorized Signatory

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Exhibit 1

Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate to be issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein. Except as otherwise provided in Section 2.11 of the Indenture, this Security may be transferred, in whole but not in part, only to another nominee of the Depository or to a successor Depository or to a nominee of such successor Depository.

No. R-1

AEP TRANSMISSION COMPANY, LLC
2.75% Senior Notes, Series N, due 2051

CUSIP: 00115A AN9 / US00115AAN90			Original Issue Date: August 4, 2021

Stated Maturity: August 15, 2051			Interest Rate: 2.75%

Principal Amount: $450,000,000

Redeemable:	Yes ☑	No ☐
In Whole:	Yes ☑	No ☐
In Part:	Yes ☑	No ☐

AEP TRANSMISSION COMPANY, LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (herein referred to as the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the Principal Amount specified above on the Stated Maturity specified above, and to pay interest on said Principal Amount from the Original Issue Date specified above or from the most recent interest payment date (each such date, an “Interest Payment Date”) to which interest has been paid or duly provided for, semi-annually in arrears on February 15 and August 15 in each year, commencing on February 15, 2022, at the Interest Rate per annum specified above, until the Principal Amount shall have been paid or duly provided for. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, as provided in the Indenture, as hereinafter defined, shall be paid to the Person in whose name this Note (or one or more Predecessor Securities) shall have been registered at the close of business on the Regular Record Date with respect to such Interest Payment Date, which shall be the February 1 or August 1 (whether or not a Business Day) prior to such Interest Payment Date, provided that interest payable on the Stated Maturity or any redemption date shall be paid to the Person to whom principal is paid. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid as provided in said Indenture.

If any Interest Payment Date, any redemption date or Stated Maturity is not a Business Day, then payment of the amounts due on this Note on such date will be made on the next succeeding Business Day, and no interest shall accrue on such amounts for the period from and after such Interest Payment Date, redemption date or Stated Maturity, as the case may be, with the same force and effect as if made on such date, except that if such Business Day is in the next succeeding calendar year, we will make payment on the immediately preceding Business Day. The principal of (and premium, if any) and the interest on this Note shall be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, New York, in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest (other than interest payable on the Stated Maturity or any redemption date) may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Security Register.

This Note is one of a duly authorized series of Notes of the Company (herein sometimes referred to as the “Notes”), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of November 1, 2016 duly executed and delivered between the Company and The Bank of New York Mellon Trust Company, N.A., a national banking association formed under the laws of the United States, as Trustee (herein referred to as the “Trustee”) (such Indenture, as originally executed and delivered and as thereafter supplemented and amended being hereinafter referred to as the “Indenture”), to which Indenture and all indentures supplemental thereto or Company Orders reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes. By the terms of the Indenture, the Notes are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided. This Note is one of the series of Notes designated on the face hereof.

This Note may be redeemed by the Company at its option, in whole at any time or in part from time to time, upon not less than thirty but not more than sixty days’ prior notice (either by mail or in compliance with the applicable procedures of DTC). At any time prior to February 15, 2051 (six months prior to the maturity date (the “Par Call Date”)), the Company may redeem the Notes either as a whole or in part at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed that would be due if such Notes matured on the Par Call Date (excluding the portion of any such interest accrued to but excluding the date of redemption), discounted (for purposes of determining present value) to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 15 basis points, plus, in each case, accrued and unpaid interest thereon to but excluding the date of redemption.

At any time on or after the Par Call Date the Company may redeem the Notes in whole or in part at 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to but excluding the date of redemption.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“remaining life”) of the Notes (assuming, for this purpose, that the Notes being redeemed matured on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining life of the Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Company obtains fewer than four of such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company and notified by the Company to the Trustee.

“Reference Treasury Dealer” means a primary U.S. Government securities dealer or dealers selected by the Company and notified by the Company to the Trustee.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company and notified to the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company and the Trustee by such Reference Treasury Dealer at or before 3:30 p.m., New York City time, on the third Business Day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated by the Independent Investment Banker using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

The Company shall not be required to (i) issue, exchange or register the transfer of any Notes during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of less than all the outstanding Notes of the same series and ending at the close of business on the day of such mailing, nor (ii) register the transfer of or exchange of any Notes of any series or portions thereof called for redemption. This Global Note is exchangeable for Notes in definitive registered form only under certain limited circumstances set forth in the Indenture.

In the event of redemption of this Note in part only, a new Note or Notes of this series, of like tenor, for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the surrender of this Note.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note upon compliance by the Company with certain conditions set forth therein.

As described in the Company Order and Officers’ Certificate, the Company is subject to a covenant regarding making certain tax information available to the Trustee and any paying agent and so long as this Note is outstanding, the Company is subject to the covenants described therein.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Notes;

provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Notes of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, or reduce the amount of the principal of a Discount Security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to the Indenture, without the consent of the holder of each Note then outstanding and affected; (ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, or reduce the percentage of Notes, the holders of which are required to waive any default and its consequences, without the consent of the holder of each Note then outstanding and affected thereby; or (iii) modify any provision of Section 6.01(c) of the Indenture (except to increase the percentage of principal amount of securities required to rescind and annul any declaration of amounts due and payable under the Notes), without the consent of the holder of each Note then outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Notes of all series at the time outstanding affected thereby, on behalf of the Holders of the Notes of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Notes of such series. Any such consent or waiver by the registered Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and of any Note issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the time and place and at the rate and in the money herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable by the registered holder hereof on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company as may be designated by the Company accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, any paying agent and any Security Registrar may deem and treat the registered Holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.

No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

The Notes of this series are issuable only in registered form without coupons in denominations of $2,000 and any integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

This Note shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee by manual, electronic or facsimile signature.

IN WITNESS WHEREOF, the Company has caused this Instrument to be executed.

AEP TRANSMISSION COMPANY, LLC

By:
Renee V. Hawkins
Assistant Treasurer

Attest:

By:
William E. Johnson
Assistant Secretary

CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series of Notes designated in accordance with, and referred to in, the within‑mentioned Indenture.

Dated:  August 4, 2021

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:
Authorized Signatory

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE)

_______________________________________

________________________________________________________________

________________________________________________________________
(PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF
________________________________________________________________
ASSIGNEE) the within Note and all rights thereunder, hereby
________________________________________________________________
irrevocably constituting and appointing such person attorney to
________________________________________________________________
transfer such Note on the books of the Issuer, with full
________________________________________________________________
power of substitution in the premises.

Dated:________________________    _________________________

NOTICE:    The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular, without alteration or enlargement or any change whatever and NOTICE: Signature(s) must be guaranteed by a financial institution that is a member of the Securities Transfer Agents Medallion Program (“STAMP”), the Stock Exchange Medallion Program (“SEMP”) or the New York Stock Exchange, Inc. Medallion Signature Program (“MSP”).

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